EXHIBIT 4.5
                                                                     -----------

                         VECTOR INTERNET SERVICES, INC.
                             1997 STOCK OPTION PLAN


                                   I. PURPOSE


         Vector Internet Services, Inc. (the "Company") hereby adopts a stock option plan (the "Plan") to promote the Company's welfare by encouraging key employees of the Company to acquire a proprietary interest in the Company, thereby creating an additional incentive on the part of such employees to advance the progress and financial success of the Company and to continue in its employ. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which are not Incentive Stock Options ("Nonqualified Options").

                           II. SHARES SUBJECT TO PLAN

         The shares subject to options under the Plan are shares of the Company's authorized common stock, $.01 par value, (the "Stock"). Subject to adjustment as provided in Section X, the maximum number of shares for which options may be exercised is 600,000 shares. Any shares optioned hereunder which remain unpurchased and as to which the option ceases to be exercisable by reason of lapse, surrender, or other circumstance may be the subject of subsequent options within the limitations herein set forth.

                        III. ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). At any time, the Board may authorize a committee of the Board (the "Committee") to exercise the powers conferred on the Board under the Plan, other than the power under Section XVIII hereof to terminate and amend the Plan.

         B. The Board shall have full authority in its discretion, but subject to the express provisions of this Plan: (i) to determine the purchase price of the shares of Stock covered by each option, (ii) to determine the persons to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option; (iii) to determine whether the options granted are Incentive Stock Options or Nonqualified Options, (iv) to determine the terms of exercise of each option, (v) to interpret the Plan, (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, (vii) to determine the terms and provisions (and amendments thereof) of each Stock Option Certificate (the "Certificate") under this Plan (which Certificates need not be identical), and (viii) to make all other determinations necessary or advisable for the administration of the Plan. The Board may, in addition, correct any defect, overcome any omission, or reconcile any inconsistency in the Plan or in any Certificate in the manner and to the extent it may determine. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any rights granted hereunder.

                                IV. ELIGIBILITY


         All key employees of the Company (including officers and directors who are also employees) shall be eligible to participate in the Plan. In determining the persons to whom options shall be granted and the number of shares subject to each option, the Board may take into account the nature of the services rendered by such persons, their present and potential contributions to the success of the Company, and such other factors as the Board in its discretion shall deem relevant. A person who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Board shall so determine.

                                    V. PRICE

         The option price for all options granted under the Plan, whether Incentive Stock Options or Nonqualified Options, shall be determined by the Board; provided, however, that the option price for Incentive Stock Options shall not be less than 100% (or, in the case of Incentive Stock Options granted to employees owning stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, 110%) of the fair market value of the Stock on the date of granting of such option as determined by the Board in good faith. The Board may in good faith determine the fair market value of the Stock to be equal to the book value of the Stock, determined by dividing the stockholders' equity set forth on the Company's balance sheet, by the number of shares of Stock outstanding as of the date of the balance sheet.

                                    VI. TERM

         Subject to the provisions of Sections VII and VIII, each option and all rights and obligations thereunder shall expire on the date determined by the Board and specified in the Certificate. The Board shall be under no duty to provide terms of like duration for options granted under the Plan; provided, however, that the term of an Incentive Stock Option shall not extend more than 10 years (or, in the case of an Incentive Stock Option granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, 5 years from the date the option is granted.)

                            VII. EXERCISE OF OPTIONS

         A. Subject to Sections VIII and IX hereof, the Board shall have full and complete authority to determine whether an option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments and at such times during the term of the option as the Board may determine; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the holder during any calendar year shall not exceed $100,000.

         B. An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full option price of such shares (whether paid in cash, in shares of Stock or in any combination thereof) shall be tendered with such notice of exercise. Payment may be made with shares of the Company's Stock which are already owned by the optionee and which are properly surrendered to the Company for transfer. Such shares shall be valued at their fair market value on the exercise date. No option shall be exercisable with respect to fractional shares. Until the optionee has been issued a certificate or certificates for the shares subject to such exercise, the optionee shall possess no rights as a shareholder with respect to such shares.

                        VIII. TERMINATION OF EMPLOYMENT

         A. If an optionee shall cease to be employed by the Company for any reason other than (i) gross and willful misconduct, (ii) disability, as defined in C, below, or (iii) death, and if such optionee shall not have fully exercised any option, such optionee shall have the right to exercise the option at any time within 90 days after such termination of employment, to the extent of the full number of shares such optionee was entitled to purchase under the option on the date of termination of employment, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         B. If an optionee shall cease to be employed by the Company by reason of the optionee's gross and willful misconduct during the course of the optionee's employment, including but not limited to dishonesty, substance abuse, disloyalty, insubordination or failure to adequately perform optionee's duties, the option shall be terminated as of the termination of employment.

         C. If an optionee shall cease to be employed by the Company by reason of the optionee's death or disability, and if such optionee shall not have fully exercised any option, such optionee (or the personal representative or administrator of the estate, or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, or the guardian of the optionee, as applicable) shall have the right to exercise the option at any time within 180 days after such death or disability, to the extent of the full number of shares such optionee was entitled to purchase under the option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option. For purposes hereof, disability shall have the meaning given in Section 22(e)(3) of the Internal Revenue Code of 1986. The determination of whether an optionee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 shall be made by the Board in its sole discretion.

                             IX. CHANGE IN CONTROL

         If a Change in Control, as defined in this Section, occurs while an optionee is still employed by the Company, then any options that are not then exercisable by virtue of restrictions relating to the period of time that has elapsed since the grant of an option shall become fully vested upon the occurrence of the Change in Control, notwithstanding anything to the contrary in the Plan or the Certificate. Such options can be exercised in accordance with the other provisions of the Plan and the Certificate. For purposes of this Plan, a "Change in Control" shall mean the happening of any of the following:

                (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation under which the Company is not the surviving entity.

                            X. ADJUSTMENT OF SHARES

         A. The aggregate number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the option price shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or any other increase or decrease in the number of issued and outstanding shares of Stock without receipt of consideration by the Company.

         B. If the outstanding shares of the Stock be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or otherwise, then there shall be substituted for the shares of Stock covered by an option, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the list of shareholders entitled to receive such changed or substituted stock or other securities.

         C. If there be any change other than as specified above in the number or kind of securities into which shares of Stock will have been changed or for which they will have been exchanged, then if the Board determines, in its discretion, that such change equitably requires an adjustment in the number or kinds of shares covered by the outstanding options or which are available for issuance pursuant to the Plan, but not yet covered by an option, such adjustment shall be made by the Board and shall be effective and binding on each outstanding Certificate and for all purposes of the Plan.

         D. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         E. All such adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Any adjustments under this Section X shall be subject to the provisions of the Company's Articles of Incorporation, as amended, and applicable law.

                         XI. NO GUARANTY OF EMPLOYMENT

         Nothing in this Plan nor the grant of any option shall be construed as guaranteeing future employment to any optionee nor as being a contract of employment. Each employee continues to be an employee of the Company solely at the will of the Company as that term is broadly defined or subject to the terms and conditions of any employment agreement between the employee and the Company. Neither the Plan nor the grant of any option shall act as a limitation on the right of the Company to terminate the employee for any reason, with or without cause.

                      XII. NON-TRANSFERABILITY OF OPTIONS

         No option granted under the Plan shall be transferable by the optionee, in whole or in part, or subject to seizure or sale upon execution, attachment, or other legal process against the optionee. An option shall be exercisable only by the optionee (or by a personal representative, administrator of the estate, guardian, or the person entitled thereto by will or the laws of descent and distribution, as hereinbefore provided). Upon any attempt by an optionee to transfer, pledge, hypothecate, or otherwise dispose of an option or any right or privilege conferred thereby, or upon any attempt by an adverse party to seize or sell the same, contrary to the provisions hereof, the option shall lapse and immediately become null and void.

                       XIII. REPURCHASE OF OPTION SHARES

         At the time of the grant of options under this Plan, the Board may require that any shares issued on the exercise of such options be subject to repurchase in accordance with the terms and conditions of the Stock Repurchase Agreement attached to this Plan as Exhibit A. In such event, the Company shall not issue shares upon the exercise of an option unless and until the optionee executes the Stock Repurchase Agreement.

                          XIV. INCOME TAX WITHHOLDING

         If the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of the Stock pursuant to the exercise of an option, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the optionee. If cash payments are not available to meet the withholding requirement, the optionee shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding, and the Company shall be entitled to take and authorize such steps as it may deem advisable, including, but not limited to, delaying the issuance or transfer of the Stock, or withholding out of any funds or property due or to become due to the holder, in order to have such funds made available to the Company.

                          XV. LISTING AND REGISTRATION

         A. If at any time the Board determines, in its discretion, that the listing, registration, or qualification of the shares subject to an option upon any securities exchange or under any federal or state law or the consent or approval by any governmental regulatory body is necessary or desirable as a condition of or in connection with the issuance or purchase of shares hereunder, the option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval will have been effected or obtained, and the same shall be free of any conditions not acceptable to the Board.

         B. Until and unless the shares purchased pursuant to the exercise of an option be the subject of an effective registration statement filed with the Securities and Exchange Commission, the optionee shall receive and hold the shares for investment and shall not distribute or otherwise dispose of the same without the Company's receipt of an opinion from its counsel to the effect that such distribution or other disposal will not be violative of any applicable law, regulation, or rule. Each Certificate shall contain a commitment by the optionee to comply with the foregoing limitation and the certificate(s) evidencing the purchased shares shall bear an appropriate legend in conformity herewith.

                         XVI. INDEMNIFICATION OF BOARD

         In addition to such other rights of indemnification as they may have as directors of the Company, each and all directors and members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken, or failure to act, under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them or any of them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith; provided that upon institution of any such action, suit, or proceeding, the affected party shall, in writing, give the Company an opportunity, at its own expense, to handle and defend the same before such affected party undertakes to handle or defend on the party's own behalf.

                           XVII. APPLICATION OF FUNDS


         The proceeds received by the Company from the sale of the Stock pursuant to options under the Plan shall be used for general corporate purposes.

                   XVIII. AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may amend or discontinue the Plan at any time. Subject to the provisions of Section X, however, no amendment of the Plan shall, without shareholder approval, increase the maximum number of shares under the Plan as provided in Section II, or decrease the minimum option price provided in Section
V. Except as provided in Section X, the Board shall not impair any option theretofore granted under the Plan, whether by reason of Plan termination or otherwise, without the consent of the holder of the option.

                             XIX. TIME OF GRANTING

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the shareholders of the Company, and no action taken by the Board (other than the execution and delivery of a Certificate) shall constitute the granting of an option hereunder. The granting of an option pursuant to the Plan shall take place only when a Certificate shall have been duly executed and delivered by or on behalf of the Company to an eligible optionee to whom such option is granted.

                         XX. EFFECTIVE DATE OF THE PLAN


         This Plan is adopted by the Board effective March 15, 1997. Unless approved by the shareholders of the Company within one year of the date hereof, the provisions of the Plan permitting the grant of Incentive Stock Options shall lapse and all Incentive Stock Options that may have been granted before that date shall be deemed to be canceled. No Incentive Stock Option shall be exercisable until shareholder approval is obtained. Unless the Plan shall be discontinued as provided in Section XVIII, the Plan shall continue in full force and effect until all shares reserved hereunder will have been purchased by optionees; provided, however, no Incentive Stock Options shall be granted under the Plan after July 31, 2008.
                                               VECTOR INTERNET SERVICES, INC.




                                               By_______________________________
                                                        Its